UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Appliable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	PFHC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Chemical Products Supply Agreement

On May 17, 2022, ProFrac Services, LLC (“ProFrac Services”), an indirect subsidiary of ProFrac Holding Corp. (the “Company”), and Flotek Chemistry, LLC (“Flotek Chemistry”), a wholly-owned subsidiary of Flotek Industries, Inc. (“Flotek”), entered into an amendment (the “Amendment”) to the Chemical Products Supply Agreement between Flotek Chemistry and ProFrac Services dated February 2, 2022 (as amended, the “Supply Agreement”), pursuant to which ProFrac Services will purchase certain products and services from Flotek Chemistry.

Under the Supply Agreement, ProFrac Services is obligated to purchase a minimum amount of chemicals over the term of the Supply Agreement equal to the greater of (a) a baseline determined by reference to ProFrac Services’ first 30 fleets and (b) 70% of ProFrac Services’ requirements. Should ProFrac Services fail to purchase the minimum amount of chemicals in any given year, ProFrac Services is obligated to pay to Flotek Chemistry liquidated damages equal to 25% of the shortfall for such year. The Supply Agreement has a term of 10 years from April 1, 2022, subject to, among other things, early termination pursuant to the termination provisions of the Supply Agreement. Upon mutual agreement, Flotek Chemistry and ProFrac Services may extend the term of the Supply Agreement.

The Amendment was entered into in connection with the closing of transactions (the “Closing”) contemplated by that certain Securities Purchase Agreement, dated as of February 16, 2022, between Flotek and ProFrac Holdings, LLC, an affiliate of the Company (“ProFrac Holdings”). Concurrent with the Closing, (i) Flotek issued $50,000,000 in aggregate principal amount of 10% convertible PIK notes to ProFrac Holdings and (ii) Flotek and ProFrac Holdings entered into a registration rights agreement with respect to the resale of shares of common stock of Flotek acquired by ProFrac Holdings or its affiliates.

The foregoing description of the Amendment and the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Supply Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Chemical Products Supply Agreement between Flotek Chemistry, LLC and ProFrac Services, LLC dated May 17, 2022.

10.2*	Chemical Products Supply Agreement between Flotek Chemistry, LLC and ProFrac Services, LLC dated February 2, 2022.

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulations S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission or its staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
	Name:	Lance Turner
	Title:	Chief Financial Officer

Date: May 23, 2022